[IBP GREEN LOGO
TO BE INSERTED
HERE]


                                                   March 13, 1996



Dear Stockholder

      The Annual Meeting of Stockholders will be held on April 18, 1996, at the IBP headquarters in Dakota City, Nebraska. In the past very few stockholders have attended our annual meeting primarily due to our largely institutional stockholder base and the limitation of annual meeting activities to only those that are formally required. However, to obtain current information regarding the Company, investors may call the Investor Relations Department and receive a recorded message of IBP's recent press releases. If access to a facsimile machine with a polling feature is available, copies of IBP's most recent earnings release, Annual Report, 10-K, 10-Q, Proxy Statement or IBP Fact Sheet may be received by facsimile transmission. The number to call is (800) 416-1027, then choose the appropriate option.



                                           Sincerely,



                                           Robert L. Peterson
                                           Chairman of the Board
                                           and Chief Executive Officer

























                        SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

                        (Amendment No.          )

Filed by the Registrant  [  X  ]
Filed by a Party other than the Registrant  [     ]

Check the appropriate box:

[ X  ]    Preliminary Proxy Statement
[    ]    Confidential, for Use of the Commission Only [as permitted by Rule
          14a-6(e)(2)]
[    ]    Definitive Proxy Statement
[    ]    Definitive Additional Materials
[    ]    Soliciting Material Pursuant to Section 240.14a-11(c)  or Section
          240.14a-12
          IBP, inc.


Payment of Filing fee (check the appropriate box):

[ X  ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
          6(i)(2) or Item 22(a)(2) of Schedule 14A

[    ]    $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(i)(3)

[    ]    Fee computed on table below per Exchange Act rules 14a-6(i)(4) and
          0-11

          1) Title of each class of securities to which transaction applies:
          2)   Aggregate number of securities to which transaction applies:.
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):
          4)   Proposed maximum aggregate value of transaction:
          5)   Total fee paid:

[    ]    Fee paid previously with preliminary materials.

[    ]    Check how if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

          Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:
                                   IBP, inc.
                                   IBP Avenue
                               Post Office Box 515
                             Dakota City,  NE  68731
                             =======================

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held April 18, 1996

To the Stockholders:

      The Annual Meeting of Stockholders of IBP, inc. will be held in the training room of the corporate headquarters located on IBP Avenue in Dakota City, Nebraska, on Thursday, April 18, 1996, at 3:00 p.m. Central Daylight Time for the following purposes:

        1. To elect eight directors to serve for one year terms expiring at the annual meeting in 1997 and until their successors are elected and qualified;

        2. To authorize an amendment to the Articles of Incorporation increasing the authorized shares of IBP Common Stock from 100,000,000 shares to 200,000,000 shares;

        3. To approve the continuation of the stock options plans for management by approving the 1996 Stock Option
             Plan;

        4. To approve the continuation of a stock grant plan for officers by approving the 1996 Officer Long-Term Stock Plan; and

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on March 8, 1996, will be entitled to notice of and to vote at the meeting.

      In order to assure a quorum, all stockholders are urged to vote by proxy or attend the meeting. However, whether or not you expect to attend, we urge you to read the accompanying proxy statement and then complete, sign, date and return the enclosed proxy card in the enclosed postage prepaid envelope. It is important that your shares be represented at the meeting. Your promptness will assist us in preparing for the meeting and avoiding the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.


Robert L. Peterson
Chairman of the Board



Dakota City, Nebraska
March 13, 1996

                                   IBP, inc.
                                   IBP Avenue
                               Post Office Box 515
                             Dakota City,  NE  68731

                             =======================
                                 PROXY STATEMENT
                             =======================

                              GENERAL INFORMATION

   The enclosed proxy card, IBP's Annual Report to Stockholders and this proxy statement have been mailed to stockholders on or about March 13, 1996, in connection with the solicitation of proxies by the Board of Directors of IBP, inc. ("IBP") for use at the Annual Meeting of Stockholders to be held in the training room of the corporate headquarters located on IBP Avenue in Dakota City, Nebraska, on April 18, 1996, at 3:00 p.m. Central Daylight Time. Stockholders of record at the close of business on March 8, 1996, are entitled to notice of and to vote at the meeting and at any adjournment thereof. As of the close of business on February 27, 1996, IBP had outstanding $94,739,052 shares of Common Stock, each of which is entitled to one vote.
   Unless instructed otherwise, the persons named as proxies intend to vote shares of Common Stock represented by duly executed proxies FOR the election of the nominees for director selected by the Board of Directors, FOR the authorization of an amendment to the Articles of Incorporation increasing the authorized shares of IBP Common Stock from 100,000,000 to 200,000,000 shares, FOR the approval of the 1996 Stock Option Plan and FOR the approval of the 1996 Officer Long-Term Stock Plan. If any other business is properly brought before the annual meeting, the proxies will be voted in accordance with the discretion of the persons named as proxies. Any proxy may be revoked by the stockholder at any time prior to the voting of the proxy at the meeting by a written revocation received by the Secretary of IBP, by properly executing and delivering a later-dated proxy or by attending the meeting and requesting the return of the proxy and voting in person.
   A majority of the outstanding shares of Common Stock must be represented at the annual meeting in person or by proxy in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock as of March 8, 1996, will have one vote for each share so held.
   Directors are elected by a plurality of the votes cast. Stockholders may not cumulate their votes. The eight candidates receiving the highest number of votes will be elected as directors. Under Delaware law and IBP's Bylaws, abstentions and broker non-votes are not counted and have no effect on the tally as to which of the eight candidates have received the highest number of votes and are elected as directors, except that the withholding or abstention of a vote denies the candidate that vote. A vote of the majority of the shares entitled to vote is required for the authorization to amend the articles of incorporation. A broker non-vote is not counted towards the amendment to the Articles of Incorporation and an abstention of a vote would deny the amendment that vote in regards to the amendment receiving the approval of a majority of the shares entitled to vote. A vote of the majority of shares represented at the meeting is required for approval of the 1996 Stock Option Plan and the 1996 Officer Long-Term Stock Plan. The effect of an abstention on the 1996 Stock Option Plan or the 1996 Officer Long-Term Stock Plan is the same as a vote against the 1996 Stock Option Plan or the 1996 Officer Long-Term Stock Plan. A broker non-vote has no effect on the vote for or against the 1996 Stock Option Plan and 1996 Officer Long-Term Stock Plan.

                                   1
   Under certain conditions, if you do not exercise the voting rights of stock in which you hold the beneficial interest, those shares might be voted by the record owner.

Solicitation of Proxies
   The expense of this solicitation will be paid by IBP. To the extent necessary to assure sufficient representation at the meeting, proxies may be solicited by any appropriate means by officers, directors and regular employees of the Company for which they will receive no additional compensation. IBP will retain the services of Corporate Investor Communications at a cost of approximately $7,000, plus certain mailing costs, to deliver proxy material and to aid in the solicitation of proxies to ensure that a quorum is represented at the annual meeting. IBP will pay persons holding stock in their names or the names of their nominees, but not owning such stock beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting material to their principals.

Stockholder Proposals for 1997 Annual Meeting
   In the event that any stockholder desires to submit a proposal for action at the 1997 Annual Meeting of Stockholders, such proposal must be received at IBP's principal offices at IBP Avenue, Post Office Box 515, Dakota City, Nebraska 68731, marked to the attention of the Secretary of IBP, no later than November 12, 1996. It is suggested that any stockholder desiring to submit a proposal do so by Certified Mail, Return Receipt Requested. Stockholders should also note that, in addition to the requirement of timely receipt by IBP of a proposal, a proposal must comply with the requirements of
Section 14(a) of the Securities Exchange Act of 1934 to be included in the proxy solicitation material for the 1997 Annual Meeting of Stockholders.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   As of March 1, 1996, to the knowledge of IBP, no person beneficially owned 5% or more of any class of the outstanding voting securities of IBP, except as follows:
                                                   Amount
                                                     and
                                                   Nature
                                                     of
                                                  Beneficial
                                                    Ownership       Percent of
Title of       Name and Address of                    (#)           Class (%)
Class          Beneficial Owner

Common Stock   Pioneering Management Corporation    8,477,200(1)         8.9
               60 State Street
               Boston, MA  02114

Common Stock   Mellon Bank Corporation              5,938,000(2)         6.3
               One Mellon Bank Center
               Pittsburgh, PA  15258

__________________
(1) After the two for one stock split on January 19, 1996, payable in the form of a dividend, Pioneering Management Corporation has sole investment power over 377,200 shares, and sole voting power over 8,477,200 shares, according to its Schedule 13G dated January 26, 1996, and filed with the Securities Exchange Commission ("SEC").

                                   2

(2) After the two for one stock split on January 19, 1996, payable in the form of a dividend, Mellon Bank Corporation has sole investment power over 5,304,000 shares, and sole voting power over 4,742,000 shares, according to its Schedule 13G dated January 22, 1996, and filed with the Securities Exchange Commission ("SEC").

                          ELECTION OF DIRECTORS

   It is intended that proxies received will be voted FOR the election of eight nominees as directors unless authority to so vote is withheld. Although the Board of Directors does not know of any reason why any nominee will be unavailable for election, in the event any nominee should be unavailable at the time of the meeting, the proxies may, but need not, be voted for a substitute nominee selected by the Board of Directors.

   The Bylaws of IBP provide that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice in proper written form, containing the information required by the Bylaws, to the Secretary of IBP. To be timely, such notice must be delivered to or mailed to and received at the principal executive offices of IBP not less than 30 nor more than 60 days prior to the meeting. However, if less than 40 days' notice or public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

   The following biographical information is furnished as of January, 1996,with respect to each of the eight nominees for election as director at the annual meeting.

RICHARD L. BOND, 48                                    Director since 1995

   Mr. Bond has served as the President, Fresh Meat of IBP, inc. since March 1, 1995. Prior to that he was the Executive Vice President, Beef Division since 1994 and the Group Vice President, Beef Sales and Marketing since 1989.

JOHN S. CHALSTY, 62                                    Director since 1987

   Mr. Chalsty was elected President and Chief Executive Officer of Donaldson, Lufkin & Jenrette, Inc. ("DLJ") on September 4, 1986, after having served as Chairman of DLJ's Capital Markets Group for more than two years.
He joined the firm in 1969 as an oil analyst. He was named director of research and elected to DLJ's Board of Directors in 1972 and was appointed head of the investment banking division in 1979. When the firm was reorganized in January, 1984, Mr. Chalsty was named Chairman of the Capital Markets Group. Currently, Mr. Chalsty is also a member of the Board of Directors of Anchor Glass Container. Mr. Chalsty is also a member, past President and Director of the New York Society of Security Analysts, a member and past Director of the Financial Analysts Federation and a member of the Executive Council on Foreign Diplomacy, Board of Overseers. In addition, Mr. Chalsty is a Director, Vice President and Chairman of the Finance Committee of the Girl's Club of New York, Director and Chairman of the Finance Committee of the Teagle Foundation, Inc., a Director of the Lincoln Center Theater, a Director of the Foundation for the Joffrey Ballet, Inc. and a member of the Board of Trustees of The Saint Barnabas Medical Center.


                                   3
DR. WENDY L. GRAMM, 51                                 Director since 1993

   Dr. Gramm chaired the Commodity Futures Trading Commission from 1988 to 1993. She has served as Administrator for Information and Regulatory Affairs at the White House Office of Management and Budget (OMB) and was the Executive Director of the Presidential Task Force on Regulatory Relief. Dr. Gramm also directed the Federal Trade Commission's Bureau of Economics. She holds a Ph.D. in economics from Northwestern University and began her career as a professor of economics at Texas A&M University. Dr. Gramm currently is a Professor of Economics and Administration at the University of Texas in Arlington and is a self-employed consultant. She serves on the Board of Visitors, College of Business Administration at the University of Iowa, the International Capital Markets Advisory Committee to the New York Stock Exchange Board of Directors, the National Advisory Boards of the Independent Women's Forum and the International Republican Institute. She has also been named to the Boards of Directors of Enron Corporation, State Farm Insurance Companies and the Chicago Mercantile Exchange.

DAVID C. LAYHEE, 51                                    Director since 1995

   Mr. Layhee has served as the President, Consumer Products of IBP, inc. since March 1, 1995. Prior to that he was the Group Vice President, Design Products since 1989.


EUGENE D. LEMAN, 53                                    Director since 1989

   Mr. Leman has served as the President, Allied Group of IBP since March 1, 1995. Prior to that he was the Executive Vice President, Pork Division since 1986.

ROBERT L. PETERSON, 63                                 Director since 1976

   Mr. Peterson has served as Chairman of the Board and Chief Executive Officer of IBP since August 12, 1981. Mr. Peterson joined IBP in 1961. He left IBP in 1969 for a period during which he started a pork products company, Madison Foods, Inc. He returned to IBP in 1976 when IBP acquired Madison Foods, Inc. In 1977, he was elected IBP's President and Chief Operating Officer. Mr. Peterson is a Director of MidAmerican Energy Company and the Omaha Branch of the Federal Reserve Bank of Kansas City.

JOANN R. SMITH, 56                                     Director since 1993

   Ms. Smith served as Assistant Secretary for Marketing and Inspection Services for the United States Department of Agriculture (USDA) from 1989 to 1993 and has served in numerous capacities in the livestock industry. She is a former President of the National Cattlemen's Association and has chaired the Cattlemen's Beef Promotion and Research Board. She is on the Board of Directors for Purina Mills, Inc. Ms. Smith acts as Secretary and Treasurer for Smith Brothers, a farming and ranching operation, is the Secretary and Treasurer for Smith Construction and is President of Smith Associates, an agricultural marketing business.







                                   4

DALE C. TINSTMAN, 76                                   Director since 1962

   Mr. Tinstman, a business consultant, is Chairman of the Board of Plaza, Inc., a private company, a Director of Smith Hayes Trust, Inc. and Chairman of the University of Nebraska Foundation. He served as a financial consultant for IBP before being elected President and Chief Operating Officer in 1976, a position he held until 1977. From 1977 to January 1981 he served as Vice Chairman of the Board of IBP and in January 1981 became Co-Chairman of the Board, a position he held until 1982.

Information Regarding the Board of Directors and its Committees

   The Board of Directors has established an Audit Committee, Compensation Committee, Executive Committee, Nominating Committee and Plans Administration Committee.

   The Board of Directors met five times during the 1995 fiscal year. All directors attended at least 75 percent of the Board of Directors and committee meetings for which they were eligible.

   The Executive Committee, during the intervals between meetings of the Board of Directors, exercises all powers of the Board of Directors, except as otherwise provided by law and the IBP Bylaws. The members of the Executive Committee currently are Messrs. Peterson (Chairman), Bond, Layhee and Leman. The Executive Committee held two meetings during 1995.

   The Audit Committee selects the firm of independent public accountants to audit the financial statements of IBP and its consolidated subsidiaries, subject to approval of the Board of Directors; discusses with the independent public accountants the scope and results of their audit; discusses with the independent public accountants, and with the management of IBP, IBP's financial, accounting and reporting principles, policies and practices; discusses with the independent public accountants, and with the Controller of IBP and his staff, the adequacy of the corporation's accounting, financial and operating controls; and reports to the Board of Directors. The members of the Audit Committee currently are Messrs. Tinstman (Chairman) and Chalsty, Dr. Gramm and Ms. Smith. The Audit Committee held four meetings during 1995.

   The Compensation Committee reviews and approves compensation arrangements, including annual incentive awards, for officers of IBP. The members of the Compensation Committee currently are Mr. Chalsty (Chairman), Dr. Gramm and Ms. Smith. The Compensation Committee held two meetings during 1995.

   The Nominating Committee makes recommendations as to candidates for election to the Board of Directors and their qualifications to fill board vacancies in connection with proposed slates of nominees for directors for whose election proxies will be solicited by the Board of Directors. The Nominating Committee will consider properly submitted recommendations of stockholders if the recommendation is submitted pursuant to the procedures previously outlined. The members of the Nominating Committee currently are Dr. Gramm (Chairman), Ms. Smith, Messrs. Chalsty and Tinstman. The Nominating Committee held one meeting during 1995.

   The Plans Administration Committee administers the restricted stock and employee stock option plans of IBP. The members of the Plans Administration Committee currently are Ms. Smith (Chairman), Mr. Chalsty and Dr. Gramm, none of whom are eligible for selection as participants in these plans. The Plans Administration Committee held two meetings during 1995.

                                   5
Information Regarding Directors' Compensation

   Officers of IBP who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or of any committee of the Board of Directors. Nonmanagement directors receive a retainer fee of $25,000 per annum, $2500 per annum for each committee they chair and $1000 for each board or committee meeting that they attend. Nonmanagement directors also receive stock options pursuant to the IBP Directors Stock Option Plan.
   In January 1993, IBP entered into a consulting agreement with Mr. Tinstman. Mr. Tinstman agreed to continue to act as an independent general consultant to IBP. Pursuant to such agreement, Mr. Tinstman will receive $3,000 per month as long as the agreement is in effect. In addition, Mr. Tinstman is entitled to hospitalization coverage and, subject to IBP's best efforts, disability insurance. Mr. Tinstman also receives the annual retainer and meeting fees paid to nonmanagement directors of IBP and stock options pursuant to the IBP Directors Stock Option Plan.

                     SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth, as of February 29, 1996, beneficial ownership of IBP Common Stock, the sole class of IBP stock, for each director of IBP, for each person nominated as a director of IBP, for each executive officer named in the Summary Compensation Table and for all directors and executive officers (including those executive officers not named in the Summary Compensation Table) of IBP as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the Common Stock shown as beneficially owned by them.

                                                        Amount and
                                                        Nature of
                                                       Beneficial      Percent
Name of Beneficial Owner - Position with IBP         Ownership(#)(1)   of Class
                                                                         (%)(3)

Richard L. Bond - Director and Executive Officer          15,520           *
John S. Chalsty - Director                                 6,600           *
Wendy L. Gramm - Director                                  1,200           *
Lonnie O. Grigsby - Executive Officer                      2,400           *
David C. Layhee - Director and Executive Officer          58,090           *
Eugene D. Leman - Director and Executive Officer          77,834           *
Robert L. Peterson - Director and Executive Officer      380,200           *
JoAnn R. Smith - Director                                  3,200           *
Dale C. Tinstman - Director                               11,564 (2)       *
All Directors and Executive Officers As A Group          745,302           *
(16 Persons)

__________________
(1) Includes the following shares which are subject to stock options granted pursuant to the IBP 1987 Stock Option Plan, the IBP 1993 Stock Option Plan and the IBP Directors Stock Option Plan and which are exercisable as of February 29, 1996, or within 60 days thereafter: Mr. Bond 15,520; Mr. Chalsty 1,600; Dr. Gramm,200; Mr. Grigsby 2,400; Mr. Layhee 27,200; Mr. Leman 37,600; Mr. Peterson 260,000; Ms. Smith 400; Mr. Tinstman 1,600 and all other Executive Officers 121,246.

(2) Includes 1,378 shares owned by Mr. Tinstman's wife, as to which Mr. Tinstman disclaims any beneficial ownership.

                                   6
(3) As a group, and individually, the executive officers, directors and nominees for director beneficially own less than 1% of IBP's Common Stock.

                           JOINT REPORT OF THE COMPENSATION
                          AND PLANS ADMINISTRATION COMMITTEES

                   Compensation and Plans Administration Committees

   The Compensation Committee of the Board of Directors is comprised entirely of disinterested and outside directors. The Committee is responsible for establishing the levels of compensation (except stock option grants and long-term stock awards) for the executive officers of the Company. The Committee annually evaluates IBP's performance and compensation paid to its executive officers.

   The Plans Administration Committee reviews and approves the grant of stock options and awards of restricted stock pursuant to IBP's stock option and long-term stock plans for the Company's officers and employees. This committee is comprised entirely of disinterested and outside directors.

Committees' Report on Executive Compensation

Base Salary

   The annual compensation of executive officers of IBP includes a base salary, coupled with a cash bonus which is calculated in accordance with an established formula based on the operating income of IBP. The Compensation Committee from time to time uses outside consultants and published compensation survey data to review competitive rates of pay, to establish salary ranges and to set target base salary levels for officers.
The amount of the employee's base salary is a function of the employee's officer position, or grade level, and individual performance. The employee's individual performance is measured against expectations related to budgetary performance or operating income results and operating performance standards.

Bonus Payments

   The annual compensation of employees participating in IBP's management bonus program, including executive officers, is dependent on overall corporate performance. The dollar amount of the bonus pool from which bonuses are paid is established as a percent of operating income as adjusted for non-operating expenses such as pushdown accounting. Target bonuses are based on the percent of increase or decrease in such operating income from the prior year.

Stock Option Grants and Restricted Stock Awards

   IBP has stock option plans for all of its management employees and a long-term stock plan for its officers, including executive officers. The purpose of the plans is to assist in securing and retaining employees of ability by making it possible to offer them an incentive, in the form of a proprietary interest in IBP, to join or continue in the service of IBP and to increase their efforts on its behalf.





                                   7
   Levels for both stock options grants and restricted stock awards are established by the Plans Administration Committee on the basis of an employee's officer position, or grade level. Stock options are granted for terms of ten years and become exercisable in increments beginning after the second and continuing through the fifth year of the stock option term. The restricted stock awards are made subject to continued employment, generally for five years.

Corporate Performance

   In evaluating corporate performance to establish compensation for fiscal year 1995, the Compensation Committee considered the fact that operating income for 1994 for bonus purposes was up 95% from 1993 and net earnings per share were up to $1.90 in 1994 from $.94 in 1993. The Compensation Committee established a salary increase budget of 4% for fiscal year 1995 for officers. The budget percentage was based on the standard percentage increase for all management employees of the Company. Individual salary increases were determined for all management employees, including executive officers, based on each individual's contributions to operating unit and corporate performance.

Compensation of Chief Executive Officer

   The Chairman and Chief Executive Officer's salary and performance-based bonus for 1995 were established by the Compensation Committee in December of 1994. Mr. Peterson's base salary remained at $1,000,000. His performance-based bonus was established at 1.352% (pursuant to the five year formula approved by stockholders at the 1995 Annual Meeting) of the first $100,000,000 of operating income, after adjustments and consistent with the bonus calculations for management generally, and 1% of any operating income that exceeded $100,000,000. These actions were based on the changes to
Section 162(m) of the Internal Revenue Code which require that any compensation over $1,000,000 be performance-based (or meet other exceptions provided by the Section) to be deductible by the Company. The salary and performance-based bonus were determined pursuant to the changes to Section 162(m) and in order to retain Mr. Peterson as Chairman and Chief Executive Officer. The bonus method was designed to incentivize Mr. Peterson with a performance-based bonus that was competitive with the industry and also allows the Company to take a deduction for federal income tax purposes.

       John S. Chalsty          Wendy L. Gramm            JoAnn R. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

   The members of the Compensation Committee are Mr. Chalsty (Chairman), Dr. Gramm and Ms. Smith.


                                     8

                            SUMMARY COMPENSATION TABLE (1)

                                                       LONG TERM
                                                      COMPENSATION
                      ANNUAL COMPENSATION                AWARDS

Name and                                     Restricted Securities
Principal                                      Stock    Underlying    All Other
Position        Year     Salary      Bonus     Awards    Options    Compensatn
                         ($)       ($)        ($)(2)     (#)         ($)(3)


Robert L.      1995   1,000,000   5,278,263                60,000      176,466
 Peterson
Chairman and   1994   1,000,000   3,872,990                60,000      171,340
Chief Executive
Officer        1993   1,240,000   1,848,048   1,612,500    120,000     108,440

Richard L.
Bond           1995     279,167     500,000     100,000     44,000      32,115
Group Vice
President,     1994     138,902     300,000     298,850     13,280      13,952
Fresh Meat     1993     108,321     102,692     250,000     20,160       6,308

Lonnie O.
Grigsby        1995     160,364     200,000                 12,000      18,468
Executive
Vice
President,     1994     155,694     255,139                 12,000      15,654
General
Counsel
and
Secretary      1993     150,691     145,794      380,668    24,000       8,771

David C.
Layhee         1995     195,833     313,750       50,000    30,684      22,544
President,     1994     142,470     250,000      298,850    13,280      14,319
Consumer
Products       1993     127,412     110,483      250,000    20,160       7,418

Eugene D.
Leman          1995     216,667     376,500       50,000    28,000      24,946
President,     1994     190,372     362,267                 12,000      19,140
Allied Group   1993     179,275     149,014      450,000    24,000      10,436

_______________________________
(1) The personal benefits provided by IBP to the named executive officers do not exceed the threshold for disclosure established by the SEC and are not described in the table. No other types of compensation required to be reported in the table were paid or were payable to any of the named executive officers and, therefore, columns which the SEC regulations created to report "Other Annual Compensation" and "Long-Term Incentive Plan Payouts" have been deleted from the table. IBP has not granted any SARs pursuant to the IBP 1993 Stock Option Plan and IBP has therefore removed SARs from the columns of this table and reported only options.




                                   9

(2) Restricted stock was granted to certain officers pursuant to the IBP Officer Long-Term Stock Plan. The shares vest five years from the date of grant contingent upon continued employment with IBP. Early vesting may occur pursuant to the Plan's provisions due to events such as death or total disability. The value of the shares on the date of grant is listed for the named executive officers in the Summary Compensation Table. Dividends paid on the restricted stock are used to purchase additional shares of restricted stock pursuant to the provisions of the Plan. These additional shares are then credited to an officer's award. The number of shares of restricted Common Stock in each named officer's account pursuant to the IBP Officer Long-Term Stock Plan on December 30, 1995, and the aggregate fair market value of the shares based upon a fiscal year-end closing price of $25.25 per share, were as follows: Mr. Peterson - 203,922 shares valued at $5,149,031, Mr. Bond - 50,144 shares valued at $1,266,136, Mr. Grigsby - 47,932 shares valued at $1,210,283, Mr. Layhee - 52,660 shares valued at $1,329,665 and Mr. Leman - 60,082 shares valued at $1,517,071.
(3) All Other Compensation includes 1993, 1994 and 1995 profit sharing contributions made by the Company into the named officers account in the IBP Retirement Income Plan ("RIP"). In 1993 a provision was added to the RIP that made deferral of profit sharing into the RIP mandatory.
     SEC regulations require the profit sharing amount to be reported in All Other Compensation and not in the Bonus column. The profit sharing amount attributable to each named officer for 1995 is as follows: Mr. Peterson - $155,203, Mr. Bond - $32,047, Mr. Grigsby - $18,409, Mr.
     Layhee - $22,481 and Mr. Leman - $24,872. All Other Compensation also reports life insurance premiums paid by the Company for the named officer. The amount of insurance premiums paid by the Company, and any cash surrender value the named officer is entitled to under a policy, is as follows: Mr. Peterson - $21,263 ($18,234 of this amount represents the cash surrender value of a policy and $3,029 represents the premiums paid), Mr. Bond - $68, Mr. Grigsby - $59, Mr. Layhee - $63 and Mr. Leman
     - $74.

Employment Contracts

   Except for Mr. Peterson, IBP has employment agreements with all of its executive officers, including Messrs. Bond, Grigsby, Layhee and Leman. Each agreement is for a term of five years, Messrs. Grigsby's and Leman's commenced October 9, 1992, Messrs. Bond's and Layhee's commenced October 18, 1994, and each provides for a one year non-compete obligation from the employee at the termination of employment with IBP. The agreement provides for, among other things, a minimum base salary and participation in IBP employee benefit plans including specifically stock options and the IBP Officer Long-Term Stock Plan as an incentive to an employee's long term commitment to IBP. For the four executive officers named in the Summary Compensation Table who currently have employment contracts, the minimum base salaries are: Mr. Bond - $175,000, Mr. Grigsby - $151,897, Mr. Layhee - $175,000 and Mr. Leman - $168,071. While the agreements terminate by their terms after five years, either party to an agreement has the right to terminate it, subject to the non-compete obligation, upon one year's notice.

   IBP does not have termination or change of control plans or contracts with any of its employees, except as provided for in the IBP 1987 Stock Option Plan, the IBP 1993 Stock Option Plan and the IBP Officer Long-Term Stock Plan.



                                  10

                           OPTION GRANTS TABLE

                          Option Grants in 1995 (1)
                                                 Potential Realizable Value
                                                 at Assumed Annual Rates
                                                 of Stock Price Appreciation
              Individual Grant                   for Option Term (10 years)
------------------------------------------------ -----------------------------
           Number of   Percent of
           Securities  Total Options
           Underlying  Granted
           Options     to Employees
           Granted     in Fiscal     Exercise or Expiration
           (#)(2)      Year (%)      Base Price  Date         5%($)   10%($)
           --------    -----------   ----------  ---------  -------  ---------
Robert L.
Peterson    60,000     3.93%         25.375      12/22/05   957,497  2,426,473
Richard L.
Bond        20,000     1.31%         15.813      03/01/05   198,888    504,021
            24,000     1.57%         25.375      12/22/05   382,997    970,589
Lonnie O.
Grigsby    12,000       .79%         25.375      12/22/05   191,498    485,296

David C.
Layhee      1,342       .09%         15.50       02/14/05    13,082     33,151
           10,000       .66%         15.813      03/01/05    99,444    252,011
            1,342       .09%         28.625      10/24/05    24,159     61,223
           18,000      1.18%         25.375      12/22/05   287,248    727,942
Eugene D.
Leman      10,000       .66%         15.813      03/01/05    99,444    252,011
           18,000      1.18%         25.375      12/22/05   287,248    727,942
______________________
(1) IBP has not granted any SARs pursuant to the IBP 1993 Stock Option Plan. IBP has therefore removed SARs from the title and columns of this table and has reported only options.

(2) All options were granted pursuant to the IBP 1993 Stock Option Plan. The options are granted for terms of ten years and become exercisable in increments beginning after the second and continuing through the fifth year of the option term. All options are priced at the fair market value of the IBP Common Stock on the date of the grant. The options are eligible for "incentive stock option" treatment under the applicable Internal Revenue Code provisions.


















                                    11
             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES TABLE

                            Aggregated Option Exercises in 1995
                            and 1995 Year-End Option Values (1)

                  Number of Securities           Value of Unexercised
                  Underlying Unexercised         In-The-Money Options
                  Options at 1995 Year-End (#)   at 1995 Year-End ($)

Name       Shares
          Acquired
             on    Value
          Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
            (#)      ($)
Robert L.
Peterson     0        0       248,000      192,000      4,479,500    1,551,750

Richard L.
Bond         0        0        13,504       71,416        209,951      511,144

Lonnie O.
Grigsby   30,440   333,040     12,000       40,800        178,450      352,350

David C.
Layhee     8,064    88,452     27,200       58,100        500,438      429,854

Eugene D.
Leman      8,000   196,750     35,200       56,800        602,150      446,725

______________________
(1) IBP has not granted any SARs pursuant to the IBP 1993 Stock Option Plan. IBP has therefore removed SARs from the title and columns of this table and has reported only options granted.

                            PERFORMANCE GRAPH

As part of the compensation rules implemented by the SEC a performance graph must be included in the proxy statement that compares the registrant's stock performance over the past five years against the performance of both an equity market index and a peer group index that cover the same five year period. In 1995 IBP used the S&P 500 as the equity market index and the S&P 400 as the peer group index. These indexes have been used again in 1996.

                                    IBP, inc.
               Comparison of Five Year Cumulative Total Return
                  IBP, inc., S&P 500 Index and S&P 400 Index





            1990       1991       1992       1993       1994       1995

IBP,inc.   100.00     70.78      98.30      129.16     155.09     260.21
S&P 500    100.00    127.59     142.20      154.31     156.10     214.77
S&P 400    100.00    146.66     165.18      187.12     184.22     241.22

(1) Assumes $100 invested on December 28, 1990, in the S&P 500 Index, S&P 400 Index and IBP, inc. Common Stock. Each of the three measures of cumulative total return assumes reinvestment of dividends.



                                  12
           APPROVAL OF MATTERS BEING SUBMITTED TO VOTE OF STOCKHOLDERS

   The Board of Directors is proposing that the stockholders approve at the 1996 annual meeting the amendment to the articles of incorporation which increases the common stock of the Company from 100,000,000 shares to 200,000,000 shares, the 1996 Option Plan and the 1996 Officer Long-Term Stock Plan. The purpose of the amendment to the articles of incorporation is to provide the Company with shares of Common Stock which are authorized but not yet issued. Stockholder approval of the 1996 Option Plan and the 1996 Officer Long-Term Stock Plan is necessary to satisfy the requirements of the Securities and Exchange Commission Rule 16b-3. By satisfying the requirements of 16b-3, transactions related to the plans will be exempt from short-swing trading provisions of Section 16(b) of the Securities Exchange Act of 1934, but not from the reporting obligations of Section 16(a) of such Act.

Authorization of Additional Shares of Common Stock

   The Board of Directors is proposing that the Articles of Incorporation for the Company be amended to increase the number of authorized Common Stock from 100,000,000 shares to 200,000,000 shares. The main purpose for the additional 100,000,000 authorized common shares is for general corporate purposes. The additional shares of authorized common stock may be used under the proposed 1996 Stock Option Plan and the 1996 Officer Long-Term Stock Plan. The 1996 Stock Option Plan and the 1996 Officer Long-Term Stock Plan are continuations of the prior stock plans.

   The Company will not solicit the authorization of stockholders prior to the issuance of any additional authorized Common Stock unless required by law, the Company's Articles of Incorporation or the Bylaws. Pursuant to the Company's Articles of Incorporation and Delaware Corporation Law, the Company's stockholders do not have any preemptive right to subscribe to additional issues of shares of common stock.

Approval of Plans

   Generally, the purpose of both plans is to enhance the ability of the Company to attract and retain officers and management whose judgement, interest and efforts contribute significantly to increasing the growth and profitability of IBP. Each plan plays its own role in that overall purpose.

1996 Stock Option Plan

   The purpose of this stock option plan is to continue to grant to officers, including executive officers, and other management employees of IBP and its subsidiaries, incentive stock options and other stock options for the purchase of shares of IBP Common Stock. Approximately 2500 employees are eligible to participate in the Stock Option Plan. The material terms and provisions of the plan are described below. The entire plan is Appendix A to this Proxy Statement.

   The 1996 Stock Option Plan ("1996 Plan") has substantially the same provisions as the 1993 IBP Stock Option Plan and provides for the grant to officers (including executive officers) and key employees of IBP and its subsidiaries of incentive stock options ("ISOs") and other stock options for the purchase of shares of IBP Common Stock. The 1996 Plan provides that, at the time of a grant, or at any time during the life of an option, stock


                                  13
appreciation rights ("SARs") may be awarded in connection with the option. SARs entitle the optionee, in lieu of exercising the option, to receive a cash payment equal to the then fair market value of IBP Common Stock minus the exercise price of the option. It is unlikely, given the present required accounting treatment of SARs, that any SARs will be awarded in connection with the award of options by the Plans Administration Committee.

   The exercise price for each option granted under the 1996 Plan may not be less than 100% of the fair market value of the stock when the option is granted. No option under the 1996 Plan may extend more than 10 years from the date of grant. Options not exercisable at the time of termination of employment will expire except in cases of death, normal retirement or disability. Options that are exercisable at the time of termination of employment remain exercisable for three months, except in cases of death and certain disabilities or, for options other than ISOs, death, normal retirement and disability. Except in the event of death, retirement or disability, or as otherwise provided in the Plan, options granted become exercisable as follows: forty percent after two years and twenty percent each of the succeeding three years.

   The 1996 Plan presently authorizes the delivery of up to three million five hundred thousand (3,500,000) shares of Common Stock upon exercise of stock options. No more than 60,000 options may be granted under the 1996 Plan to an individual during any year. Such shares may be Common Stock purchased in the open market, held in the treasury of IBP or previously authorized and unissued. If all or a portion of an option terminates for any reason without being exercised, the shares represented by the option will be available for subsequent grants. The authorized number of shares of Common Stock under the 1996 Plan is subject to adjustment in the event of certain changes in IBP's capitalization.

   In the event that IBP or its stockholders enter into one or more agreements to dispose of all or substantially all the assets or 50 percent or more of the outstanding stock of IBP by means of a sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one transaction or a related series of transactions, the exercisability of each option outstanding under the 1996 Plan shall be accelerated. In the event of such an acceleration, any optionee with an option other than an ISO who is subject to the filing requirements imposed under Section 16(a) of the Exchange Act with respect to IBP shall receive a payment of cash equal to the difference between the aggregate fair value of the common stock subject of the accelerated option and the aggregate option exercise price of such shares.

   The 1996 Plan will terminate within ten years from the date of stockholder approval or earlier if all shares available for grant have been acquired through exercise of options or if the Board of Directors so determines. The 1996 Plan may be amended by the Board of Directors without stockholder approval, however, an amendment to increase the maximum number of shares covered by the 1996 Plan, to materially increase the benefits accruing to participants under the 1996 Plan or to change the requirements for participation in the 1996 Plan are subject to approval by the stockholders.







                                  14
                              NEW PLAN BENEFITS
                          1996 Stock Option Plan (1)

  Name and Position                                    Number of Units (#)

  Robert L. Peterson
  Chairman and Chief
  Executive Officer....................................       30,000

  Richard L. Bond
  President, Fresh
  Meat.................................................       12,000

  Lonnie O. Grigsby
  Executive Vice President,
  General Counsel and
  Secretary............................................        6,000

  David C. Layhee
  President, Consumer
  Products.............................................        9,000

  Eugene D. Leman
  President, Allied
  Group................................................        9,000

  Executive Group......................................      105,120

  Non-Executive Officer Group..........................      120,000

  Employee Group.......................................      537,929

______________________________
(1) The information provided in this table indicates the current annual grant levels for those individuals named above and for the officer and employee groups. The number for the officer and employee groups can vary from year to year based on the number of employees in each group and the grant levels of the employees.

1996 Officer Long-Term Stock Plan

   The purpose of this restricted stock plan, which is a continuance of IBP's previous restricted stock plans, is to award shares of Common Stock on a deferred basis to the officers and executive officers of the Company. Approximately 60 officers are eligible to participate in the restricted stock plan. The material terms and provisions of the plan are described below.
The entire plan is attached as Appendix B to this Proxy Statement.

   The 1996 Officer Long-Term Stock Plan (the "Stock Plan") authorizes the award of restricted shares of common stock to certain officers of IBP pursuant to deferred stock awards.

   The Stock Plan authorizes the award of one million (1,000,000) shares of Common Stock. Such shares may be awarded from Common Stock purchased in the open market, held in the treasury of IBP or previously authorized and unissued. The authorized number of shares of common stock is subject to adjustment in the event of certain changes in IBP's capitalization.


                                  15
   Receipt of restricted stock under the Stock Plan is conditioned upon the continued employment of the participant. A recipient of a deferred stock award must enter into an agreement which contains the applicable provisions for deferral of the Common Stock covered by such award. Except as otherwise provided, the deferral period expires five years from the effective date, usually the date of the award, and all rights to receive stock terminate upon the participant's termination of employment.

   The Stock Plan may be amended by the Board of Directors without stockholder approval, however, an amendment to increase the maximum number of shares covered by the Stock Plan, to materially increase the benefits accruing to participants under the Stock Plan, or to change the requirements for participation in the Stock Plan are subject to approval by stockholders.

                                 NEW PLAN BENEFITS
                       1996 Officer Long-Term Stock Plan (1)

Name and Position                        Number of Units (#)      Amount ($)

Robert L. Peterson
Chairman and Chief
Executive Officer .....................       100,000

Richard L. Bond
President, Fresh Meat..................                           550,000

Lonnie O. Grigsby
Executive Vice President,
General Counsel and
Secretary..............................                           350,000

David C. Layhee
President, Consumer
Products ..............................                           500,000

Eugene D. Leman.
President, Allied
Group..................................                           500,000

Executive Group........................                         4,150,000 (2)

Non-Executive Officer
Group .................................                         6,050,000


_____________________________
(1) The amounts listed above are the current grant award levels for officers. Awards are typically granted to cover a period of five years and are not granted on an annual basis. The dollar amounts listed above are divided by the fair market value of IBP's stock on the date of grant to determine the number of shares an officer is awarded except for Mr. Peterson whose current grant level is 100,000 shares.

(2) This number excludes from the executive group Mr. Peterson since his grant is based on a number of shares and not on a dollar amount.




                                  16

Federal Income Tax Consequences of IBP's Stock Plan

   Under present federal tax law, generally no taxable income will result to the recipient of a grant of an option or a restricted stock award, and there will be no tax effect on IBP upon the grant of any type of option, or restricted stock award. Upon the exercise of an option which does not qualify for incentive stock option treatment (a "non-qualified option"), the person exercising the option generally realizes as ordinary income for federal income tax purposes an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the shares' option price. On the date a restricted stock award becomes vested, that is the deferral period ends pursuant to the terms and conditions of the award or grant, the recipient realizes as ordinary income an amount equivalent to the fair market value of the shares on that date. Generally, a recipient income derived from the restricted stock award is subject to withholding tax and IBP is entitled to a deduction in the amount of the recipient's income from the award. Special rules apply with respect to the exercise of options, the receipt of restricted stock awards and the disposition of these shares received by directors and executive officers (those officers who are subject to Section 16(b) of the Securities Exchange Act of 1934). In a subsequent taxable disposition of shares received upon exercise of the non-qualified option or restricted stock award, the original basis of the shares is their fair market value at the time that income was realized by the recipient, and any gain or loss is determined by that basis.

   In contrast, upon the exercise of a stock option which qualifies for incentive stock option treatment under the federal income tax laws, the recipient does not realize taxable income at the time of exercise, however, the amount by which the fair market value on the exercise date of the shares purchased exceeds the option price will be an item of tax preference that may be subject to alternative minimum tax on tax benefits items. At the time of the sale of the shares acquired through the exercise of the option, the excess of the sales price over the option price is taxable as capital gain, if the recipient holder has complied with the requirement of the Internal Revenue Code as to holding periods. If a recipient satisfies the conditions for capital gains treatment, the company does not receive any tax deduction on account of the stock acquired through the exercise of the option qualifying for incentive stock option treatment. This summary of Federal income tax consequences of stock options and restrictive stock awards does not purport to be complete, and is based upon interpretations of the existing laws, regulations and rulings which could be materially altered with the enactment of any new tax legislation. There also may be state and local income tax laws applicable to transactions related to the plans.

Compliance with Section 16(a) of the Securities Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.





                                  17
   Based solely on review of the copies of such forms furnished to the Company, or written representations that forms were not required, the Company believes that during the fiscal year ending December 30, 1995 there was compliance with all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners.


                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   The Audit Committee of the Board of Directors of IBP has dismissed Price Waterhouse LLP and engaged Coopers & Lybrand L.L.P. as independent public accountants to audit the consolidated financial statements of IBP and its consolidated subsidiaries effective August 3, 1995. The decision to dismiss IBP's previous principal, independent accountants and to retain Coopers & Lybrand L.L.P. was made by the Audit Committee upon recommendation of management after a solicitation of proposals and an interview process with several major public accounting firms.

   During IBP's two most recent fiscal years there had been no disagreements with IBP's accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, nor had either of the principal accountants' reports on IBP's financial statements for either of the past two years contained any adverse opinion or disclaimer of opinion, qualification or modification as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years IBP had not previously consulted Coopers & Lybrand L.L.P. on any matter concerning the application of accounting principals or the type of audit opinion that it might render on IBP's behalf, or concerning any matter at all relative to IBP's financial statements.
   The decision to engage Coopers & Lybrand L.L.P. simply reflects IBP's efforts to obtain the best accounting, tax and management information system advice available on a cost effective and appropriate basis to support IBP's future business activities. A member of Coopers & Lybrand L.L.P. is expected to be present at the annual meeting of stockholders, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.


                          INCORPORATION BY REFERENCE

   The financial information, supplementary financial information and management's discussion and analysis are incorporated by reference into this proxy statement from the 1995 Annual Report to Stockholders, a copy of which has been delivered with this proxy statement.

                                 OTHER MATTERS

   The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any such matters are presented for action, it is the intention of the proxy holders named in the enclosed proxy card to vote in accordance with their discretion on such matters unless stockholders specify otherwise.

By Order of the Board of Directors




Lonnie O. Grigsby
Secretary
 Appendix A

                      1996 STOCK OPTION PLAN

   1. Purpose. The purpose of this 1996 Stock Option Plan (the "Plan") is to enhance the value of the stockholders' investment in IBP, inc. (the "Company") by encouraging key employees, upon whose performance the Company and its subsidiaries is largely dependent for the successful conduct of its operations, to acquire and retain a financial interest in the Company. In addition, the Plan is intended to enable the Company and its subsidiaries to compete effectively for and retain the services of such employees.

   It is intended that the incentive stock options ("ISOs") (as defined by Section 422 of the Internal Revenue Code of 1990, as amended or superseded (the "Code")), other stock options and stock appreciation rights ("SARs"), may be granted under this Plan.

   2. Administration of the Plan.

   (a) The Plan shall be administered by a committee (the "Committee") consisting of not less than three members of the board of directors designated from time to time by the board of directors, all of whom shall not, either while members of the Committee or at any time within one year prior to becoming members of the Committee, be or have been eligible for selection as a person to whom awards may be made under the Plan. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Committee in each case shall be final, binding and conclusive with respect to all interested parties, unless otherwise determined by the board of directors. No member of the Committee shall be personally liable for any action, failure to act, determination, interpretation or construction made in good faith with respect to the Plan or any option or right or transaction thereunder.

   (b) The Committee shall have full power and authority in its discretion to take any and all action required or permitted to be taken under the Plan. Such full power and authority shall include, without limitation, the selection of participants to whom stock options or SARs may be granted pursuant to the Plan; the determination of the number of shares of Common Stock which may be covered by stock options or SARs granted to any such participant of the Plan and the purchase price thereof; the granting of options and related rights; the right to interpret and construct any provision of the Plan or any option or right granted hereunder; the making of all required or appropriate determinations under the Plan or any option or right granted hereunder; the fixing and determination of the terms, provisions, conditions and restrictions of all option instruments or agreements (and any related rights), which need not be identical, entered into or issued in connection with grants under the Plan; and the adoption, amendment and rescission of such rules related to the Plan as the Committee shall determine in its discretion, subject to the express provisions of the Plan.




                              A-1

   3. Participants. Participants in the Plan shall be key employees of the Company or its subsidiaries selected as hereinafter provided. Key employees may include officers of the Company or its subsidiaries who are also directors of the Company but not directors who are not employees of the Company or its subsidiaries. Nothing contained in this Plan, nor in any option or right granted pursuant to the Plan, shall confer upon any employee any right to continue in the employ of the Company or any subsidiary nor limit in any way the right of the Company or any subsidiary to terminate his employment at any time.

   4. The Stock. The shares of stock available for issuance pursuant to the grant of options (with or without related
SARs) under this Plan shall consist of three million five hundred thousand (3,500,000) shares of Common Stock, par value $0.05 per share (the "Common Stock"), of the Company, subject to adjustment as provided in Section 8 hereof. The maximum number of shares with respect to which options or SARs may be granted to any employee during any one year shall not exceed 60,000. Shares may be (a) previously issued Common Stock purchased by the Company in the open market, and held in the treasury of the Company, or (b) previously authorized but unissued Common Stock. Should any option grant (or a portion thereof) be terminated, expire, or be cancelled for any reason without being exercised (e.g., by reason of the exercise of related SARs for stock or for cash), the shares subject to the portion of such option grant not so exercised shall be available for subsequent grants under this Plan.

   5. Effective Date and Termination of Plan. The Plan shall be effective when approved by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state of Delaware, but in no event later than January 31, 1997. All grants made by the Committee prior to such approval shall be contingent upon such approval.
This Plan shall terminate upon the earlier of (i) 10 years from the date the Plan is adopted by the Company; or (ii) 10 years from the date the Plan is approved by Shareholders; or (iii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted hereunder; or
(iv) the determination of the board of directors that the Plan shall terminate. No options may be granted under the Plan after the termination date, provided that the options granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

   6. Grant, Terms, and Conditions. Options and SARs may be granted at any time and from time to time prior to the termination of the Plan to such eligible employees and on such terms and conditions as determined by the Committee. All options and SARs shall be granted under the Plan by execution of instruments in writing in the form approved by the Committee. Notwithstanding any contrary provision of this Plan other than Section 9 hereof, with respect to any ISOs granted under any plan of the Company or its subsidiaries or any parent, the aggregate fair market value (determined at the time the option is granted) of the shares with


                              A-2
respect to which such ISOs are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company its subsidiaries and any parent) shall not exceed One
Hundred Thousand Dollars ($100,000.00) or the maximum amount permitted under the Code.

   All options and SARs granted pursuant to the Plan shall be subject to the following terms and conditions and such other terms and conditions determined by the Committee which are not inconsistent therewith:

   (a) Price. The option exercise price per share of each option shall be determined by the Committee, provided that, except as provided below, in no instance shall such price be less than the fair market value of a share of Common Stock (as defined by subsection (j) hereof) on the effective date of the option grant. The option exercise price shall be subject to adjustment only as provided in Section 8 hereof.

   (b) Term of Options. Options may be granted for terms of up to but not exceeding ten (10) years from date granted. Each grant shall be subject to earlier termination as provided in subsection
(f) of this Section 6.

   (c) Exercise of Options. Except in the event of death, retirement or disability, or as otherwise provided in this Plan, stock options granted under this Plan shall be exercisable as follows: forty percent after two years and an additional twenty percent each of the succeeding three years.

   (d) Alternate Exercise in Case of Hardship. In the case of options other than ISOs, in the event of the imminent expiration of the grant where the optionee is absent from the United States or is otherwise subject to a hardship which renders exercise of the grant by such optionee unreasonable or impossible prior to its expiration date, the Committee in its sole and absolute discretion may issue or cause to have issued to the optionee (in lieu of the exercise of said grant) the number of shares which represent the difference (if any) between the aggregate option exercise price and aggregate fair market value of the shares of the Common Stock with respect to which the grant is then exercisable, determined as of the date of issuance of said shares. In such event the grant shall be deemed fully exercised for all purposes hereof.

   (e) Notice of Exercise and Payment. To the extent options are exercisable, they shall be exercised by written notice to the Company, stating the number of shares with respect to which options are being exercised and the intended manner of payment. The date of the notice shall be the exercise date. Payment for the shares purchased shall be made in full to the company within ten (10) business days after the exercise date by check payable to the order of the Company equal to the option price for the shares being purchased, in whole shares of Common Stock of the Company owned by the optionee having a fair market value on the exercise date (as defined by subsection (j) hereof) equal to the option price for the shares being purchased, or a combination of Common Stock and check equal in the aggregate to the option price for the shares being


                              A-3
purchased. Payments of Common Stock shall be made by delivery of stock certificates properly endorsed for transfer in negotiable form. If other than the optionee, the person or persons exercising shall be required to furnish to the Company appropriate documentation that such person or persons have the full legal right and power to exercise on behalf of and for the optionee.

   (f)  Termination of Employment.

            (i) Except as otherwise provided in this Plan, an optionee's options (A) are exercisable only by the optionee, (B) are exercisable only while the optionee is in the employ of the Company, and (C) if not exercisable by their terms at the time the optionee ceases to be in the employ of the Company, shall immediately expire on the date of termination of employment.

            (ii) Except as provided herein, an optionee's options which are exercisable by their terms at the time the optionee ceases to be in the employ of the Company must be exercised on or before the earlier of three months after the date of termination of employment or the fixed expiration date of such options after which period such options shall expire.

            (iii) In the event of the death of the optionee while in the employ of the Company, all of that optionee's unexercised options (whether or not then exercisable by their terms) shall become immediately exercisable by his estate for a period ending on the earlier of the fixed expiration date of such options or twelve months after the date of death, after which period such options shall expire. For purposes hereof, the estate of an optionee shall be defined to include the legal representatives thereof or any person who has acquired the right to exercise an option by reason of the death of the optionee.

            (iv) In the case of options other than ISOs, in the event of the termination of employment by reason of the permanent disability (as defined below) of the optionee, all of that optionee's unexercised options (whether or not then exercisable by their terms) shall become exercisable for a period ending on the earlier of the fixed expiration date of such options or twelve months from the date of termination after which period such options shall expire. For purposes hereof "permanent disability" shall be deemed to be the inability of the optionee to perform the duties of his job with the Company because of a physical or mental disability as evidenced by the opinion of a Company-approved doctor of medicine licensed to practice medicine in the United States of America.

            (v) In the case of options other than ISOs, in the event of the normal retirement of the optionee, all of that optionee's unexercised options (whether or not then exercisable by their terms) granted to that optionee on or before his 65th birthday shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such options or twelve months after the date of the retirement, after which period such options shall expire. Also, in the event of the normal retirement of the optionee, all of the optionee's unexercised


                              A-4
options (whether or not then exercisable by their terms) granted to the optionee after his 65th birthday and held for a period of at least twelve consecutive months of active employment with the Company after the date of grant shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such options or twelve months after the date of retirement, after which period such options shall expire. For purposes hereof, retirement shall be deemed to be "normal retirement" if the optionee is at least 65 years of age and has completed at least five consecutive years of employment with the Company at the date of retirement.

            (vi) In the case of ISOs, in the event of the termination of employment by reason of the permanent disability or the normal retirement of the optionee (as defined in (iv) and (v) above), each ISO then held by the optionee shall terminate on the earlier of the period ending three months after the termination of employment or the fixed expiration date of such options; provided however, that if such termination of employment occurs by reason of disability within the meaning of Section 422(c)(6) of the Code said three-month period shall be extended to twelve months.

      (g) Transferability of Options. Any option granted hereunder shall be transferable only by will or the laws of descent and distribution, or for non-ISO options pursuant to a Qualified
Domestic Relations Order, and shall be exercisable during the lifetime of the optionee only by him.

      (h)   Other Terms and Conditions.    Options may contain such
other terms, conditions, or provisions, which shall not be inconsistent with this Plan, as the Committee shall deem appropriate.

      (i) Tax Withholding. Any option and related SAR granted hereunder shall provide, as determined by the Committee, for appropriate arrangements for the satisfaction by the Company and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the option or any related SAR or the later disposition of the shares of Common Stock or other property thereby acquired and all such additional taxes or amounts as determined by the Committee in its discretion, including without limitation, the right of the Company or any subsidiary thereof to receive transfers of shares of common Stock or other property from the optionee or, beginning one year after the Company becomes subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, to deduct or withhold in the form of cash or shares from any transfer or payment to an optionee, in such amount or amount deemed required or appropriate by the Committee in its discretion.

      (j) Fair Market Value. The "fair market value" of a share of Common Stock on any relevant date for purposes of any provision of the Plan shall be the closing price reported for the Common Stock in the New York Stock Exchange Composite Transactions Index on such date or, if there were no reported sales on such date, then the closing price reported for the Common Stock in the New York


                              A-5
Stock Exchange Composite Index on the next preceding day on which such a sale is transacted, as published in The Wall Street Journal, or such other national financial press or service as may be available from time to time over the duration of the Plan.


      7. Stock Appreciation Rights. Any options granted or to be granted under this Plan may, in the sole and absolute discretion of the Committee, include related SARs with respect to all or part of the shares of Common Stock subject to options as determined by the Committee. SARs may be granted at the time options are granted or (in the case of options other than ISOs) at a later date with respect to existing options. Optionees granted SARs may exercise the SARs by written notice to the Company, stating the number of shares with respect to which the SARs are being exercised, to the extent that said SARs are then exercisable. In the event of the exercise of SARs, the obligation of the Company in respect of the options to which the SARs related shall be discharged by payment of the SARs so exercised.

      (a) SAR Payment. Any SAR granted hereunder shall set forth the method of computation and form of payment of the SAR and such other terms and conditions as determined by the Committee in its discretion or as otherwise required by this Plan, provided that no SAR shall exceed the difference between one hundred percent (100%) of the then fair market value on the date of exercise of the share of Common Stock subject to the option surrendered by the optionee, and the option exercise price of such share. Without limiting the generality of the foregoing, the Committee may provide for the payment of said SAR in cash or in shares of Common Stock valued at fair market value as of the date of exercise, or in any combination thereof as determined by the Committee.

      (b) Other Provisions. Notwithstanding any contrary provisions hereof, (i) SARs shall be exercisable only to the extent the options to which such SARs relate are then exercisable (further subject to such additional conditions and restrictions as may be imposed by the Committee) and shall expire upon expiration of the options to which such SARs relate, and (ii) in the case of any SARs related to ISOs granted hereunder, said SARs shall be exercisable only when the then fair market value of the shares of Common Stock subject to the options (or portion thereof) surrendered by the optionee exceeds the exercise price of such options (or such portion thereof).

      (c) "Option." References in this Plan to the term "option" shall, unless the context requires otherwise, include an SAR.

      8.    Adjustment and Changes in the Common Stock.

      (a) In the event that the shares of Common Stock as presently constituted shall be changed into or exchanged for a different kind of share of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock


                              A-6
dividend, then unless such change results in the termination of all outstanding options pursuant to the provisions of Section 9 hereof, there shall be substituted for or added to each share of stock of the Company therefore appropriated or thereafter subject or which may become subject to an option under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the stock of the Company of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Fractional shares resulting from any adjustment in options pursuant to this Section 8 shall be rounded down to the nearest whole number of shares.

      (b) Notwithstanding the foregoing, any and all adjustments in connection with an ISO shall comply in all respects with Sections 422 and 424 of the Code and the regulations thereunder.

      (c) Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted, provided that such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan and any instrument or agreement issued thereunder.

      9.    Acceleration of Options.

      (a) In the event that the Company enters into one or more agreements to dispose of all or substantially all of the assets of the Company or the Company's stockholders dispose of or become obligated to dispose of fifty- percent (50%) or more of the outstanding capital stock of the Company other than to the Company or a subsidiary of the Company, in either case by means of sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions ("Acceleration Event"), then each option outstanding under the Plan shall become exercisable during the fifteen (15) days immediately prior to the scheduled consummation of the Acceleration Event with respect to the full number of shares of which such option has been granted.

      (b) In the event of the occurrence of an Acceleration Event (as defined by subsection (a) of this Section 9), any optionee who is subject to the filing requirements imposed under Section 16(a) of the Securities Exchange Act of 1934 with respect to the Company shall receive a payment of cash equal to the difference between the aggregated Fair Value of the shares of Common Stock subject to such accelerated options and the aggregate option exercise price of such shares. For this purpose, "Fair Value" shall mean the highest aggregate fair market value (as determined under Section 6(j)


                              A-7
hereof) of the subject shares of Common Stock during the 60-day period immediately preceding the date of the consummation of the Acceleration Event. Payment of said cash shall be made within 10 days after said consummation of the Acceleration Event. The foregoing payments under this subsection (b) shall be made in lieu of and in full discharge of any and all obligations of the Company in respect of all subject options and any related SARs of the optionee. Notwithstanding any of the foregoing, the provisions of this subsection (b) shall not be applicable to ISOs granted under this Plan.

      (c) The grant of options (or related rights) under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure of to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      10. Listing and Regulatory Requirement. No options granted pursuant to this Plan shall be exercisable if at any time, including after receipt of notice of exercise, the Committee shall determine in its discretion that the listing, registration, qualification, or acquisition of the shares of Common Stock subject to such options on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the acquisition or issuance of shares by IBP thereunder, unless such listing, registration, qualification, acquisition, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      11. Amendment of the Plan. The board of directors may from time to time amend or modify or make such changes in and additions to this Plan as it may deem desirable, without further action on the part of the stockholders of the Company; provided, however, that unless the holders of a majority of the securities of the Company present or represented and entitled to vote at a duly held meeting shall have first given their approval, then (a) the maximum number of shares of Common Stock issuable under the Plan shall not be increased (except for permissible adjustments under Section 8 hereof), (b) the benefits accruing to the participants in the Plan shall not be materially increased, and (c) the requirements as to eligibility for participation in the Plan shall not be materially modified. Subject to and without limiting the generality of the foregoing, the board of directors may amend or modify the Plan and any outstanding options under the Plan to the extent necessary to qualify any or all of such options or future options to be granted for such beneficial federal income tax treatment as may be afforded employee stock options under the Code or any amendments thereto or other statutes or regulations or rules (or any interpretations thereof by any applicable governmental agency or entity) which become effective after the effective date of the Plan (including without limitation any proposed or final Treasury regulations).

      12. Stockholder Rights. An optionee shall have none of the rights of a stockholder of the Company with respect to any shares subject to any options granted hereunder until such individual shall have exercised the options and been issued share therefor.

                              A-8

      13. Use of Proceeds. The proceeds received by the Company from the sale of shares pursuant to the options granted under this Plan shall be used for general corporate purposes.
























































                              A-9
Appendix B


                        1996 Officer Long-Term Stock Plan

      1. Purposes. The purposes of this 1996 Officer Long-Term Stock Plan (the "Plan") are to assist IBP and its subsidiaries (unless the context otherwise requires, the "Company") (a) in the attraction and retention of officers who have demonstrated superior ability, and (b) to provide the officers with an incentive to exert extraordinary efforts toward the achievement of increased growth and profitability in the operations of the Company in order that the value of the Company's Common Stock may appreciate accordingly.

      2. Administration. The Plan shall be administered by a committee consisting of three or more members of the board of directors, all of whom shall not (either while members of the Committee or at any time within one year prior to becoming members of the Committee) be or have been eligible for selection as a person to whom awards may be made under the Plan (the "Committee"). The Committee is authorized to adopt operating rules necessary to implement and administer the Plan. The Committee shall periodically review the performance of the Plan and its rules and make any necessary revisions in such rules to assure the Plan's purposes are met. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

      3. Participants. The Committee shall select as participants in the Plan the officers who are in a position directly and significantly to enhance the growth and profitability of the Company's operations and whose continued employment by the Company would favorably affect such operations.

      4. Awards. The Plan shall be effective when approved by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware. All awards made by the Committee prior to such approval are contingent upon that approval. Each participant in the Plan shall be awarded a number of Common Shares ("Deferred Stock" or "Stock") of the Company as determined by the Committee, such shares to be awarded in consideration of services to be rendered to the Company and on its behalf. Upon the making of any award, the Committee shall set by resolution its determination of the fair value in monetary terms of the services to be rendered to the Company and which serves as the employee's consideration for the award. The number of shares of Common Stock awarded as Deferred Stock shall be the result of dividing the fair value in monetary terms of the services so determined by the Closing Price of the Company's Common Stock on the date of any such award; the Closing Price being that reported for the Company's Common Stock in the New York Stock Exchange Composite Transactions Index, as published in The Wall Street Journal, or in such other national financial press or information service available from time to time over the duration of the Plan. All shares so granted are declared and taken to be fully paid shares of Stock and not liable to any


                              B-1
further call, nor shall the holders thereof be liable for any further payment therefor. All shares so awarded will be subject to the restrictions described in Section 5. No more than one million (1,000,000) shares of Stock (subject to adjustment to reflect any Stock dividend, split- up, combination of shares, reclassification, merger or consolidation) shall be awarded under the Plan, but any shares forfeited prior to the expiration of the Deferral Period as described in Section 5 shall revert to the status of shares not awarded. Shares delivered pursuant to this Plan may be Common Stock acquired by the Company on the open market and held in the treasury of the Company or previously authorized but unissued Common Stock.

      5. Restrictions. During the Mandatory Deferral Period (as determined in the discretion of the Committee and as defined in each "Deferred Stock Award Agreement", such Mandatory Deferral Period being for a period of at least six months unless otherwise provided for in the Plan) any shares of Stock awarded pursuant to the Plan shall not be sold, assigned, pledged, hypothecated or otherwise transferred or encumbered. At the expiration of the Mandatory Deferral Period, the certificate representing those shares for which the Mandatory Deferral Period has expired shall be delivered to the participant, or his legal representative, in a number equal to such shares unless otherwise further deferred by Participant ("Elective Deferral") pursuant to Section 7 below. Unless otherwise provided in the Deferred Stock Award Agreement to be entered into between the Company and the participant, the Mandatory Deferral Period with respect to shares of Stock awarded to a participant in the Plan shall terminate at the close of business on the fifth anniversary of the Award Date, or as otherwise determined at the discretion of the Committee and as defined in each Deferred Stock Award Agreement, provided that if such participant shall cease to perform officer duties for the Company during the Mandatory Deferral Period with respect to such shares:

      (a) in the event he shall cease to perform such duties by reason of resignation or Company Termination, as defined below, such Deferred Stock shall be forfeited by the participant. Company Termination means in the event the Company concludes, in its sole discretion, that it is no longer in the interest of the Company to continue the participant's employment; and

      (b) in the event he shall cease to perform such duties for the Company by reason of death, total and permanent disability or retirement at age 65, the Mandatory Deferral
      Period shall terminate with respect to all of the remaining shares covered under the Deferred Stock Award.

      6. Dividend Reinvestment. Amounts equal to any dividends declared during the Mandatory Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be deferred and deemed to be reinvested in additional Deferred Stock. Except as set forth in the preceding sentence, the Participant shall have none of the rights of a stockholder with respect to shares of Common Stock covered by a Deferred Stock Award until the shares of Common Stock are transferred to such Participant at the expiration of the Deferral Period.
                              B-2
      7. Elective Deferral. Prior to rendering service for which the shares are earned, Participant may make an irrevocable election to defer receipt of the Deferral Amount, as defined below, beyond the Mandatory Deferral Period. The Deferral Amount shall equal the number of shares of Deferred Stock the Participant would receive upon termination of the Mandatory Deferral Period multiplied by the Closing Price of IBP on the termination date, or if there was no reported sale on such date, then the Closing Price of IBP from the next preceding date on which such a sale is transacted. If an Elective Deferral is made, the Company shall credit the Deferral Amount to the Participant's account in the Retirement Income Plan of IBP, inc.

      8. Tax Withholding. Any Deferred Stock Award granted hereunder shall provide as determined by the Committee for appropriate arrangements for the satisfaction by the Company and the participant of all Federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the transfer of Common Stock pursuant to a Deferred Stock Award or other right or payment and all such additional taxes or amounts as determined by the Committee in its discretion, including without limitation, the right of the Company or any subsidiary thereof to receive transfers of shares of Common Stock or other property from the Participant or to deduct or withhold in the form of cash or shares from any transfer of payment to a Participant, in such amount or amounts deemed required or appropriate by the Committee in its discretion.

      9. Modifications. The Company's board of directors shall have the power to modify or supplement the Plan in such manner as it may from time to time determine, provided that unless the holders of a majority of shares of capital stock of the Company having voting power present or represented and entitled to vote at a meeting of such holders shall have first given their approval,
(a) the number of shares of Stock (except for adjustments in accordance with Section 4) which may be awarded under the Plan shall not be increased, (b) the benefits accruing to the Participants in the Plan shall not be materially increased, and (c) the requirements as to eligibility for participation in the Plan shall not be materially modified.



















                              B-3